EXHIBIT 10
                                                                      ----------

                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Horace Mann Life Insurance Company


We consent to the use of our report included herein on the financial statements of Horace Mann Life Insurance Company Separate Account, dated April 21, 2004, and to the references to our firm under the heading "Financial Statements" in the Statement of Additional Information of the Form N-4 Registration Statement.


/s/ KPMG LLP

Chicago, Illinois
April 29, 2004
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                          Independent Auditors' Consent
                          -----------------------------



The Board of Directors
Horace Mann Life Insurance Company


We consent to the use of our report included herein on the statutory financial statements of Horace Mann Life Insurance Company (the Company), dated April 15, 2004, and to the references to our firm under the heading "Financial Statements" in the Statement of Additional Information of the Form N-4 Registration Statement.

Our report dated April 15, 2004, covering the statutory financial statements of Horace Mann Life Insurance Company, contains a statement that the Company prepared its financial statements using accounting practices prescribed or permitted by the Department of Insurance of the State of Illinois, which practices differ from accounting principles generally accepted in the United States of America, and that the effects on the financial statements of the variances between the statutory accounting practices and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.



/s/ KPMG LLP

Chicago, Illinois
April 29, 2004